Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2021 Stock Option and Incentive Plan and 2021 Employee Stock Purchase Plan of
Marqeta, Inc. of our reports dated February 28, 2024, except for Note 17, as to which the date is
February 26, 2025 with respect to the consolidated financial statements of Marqeta, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the
Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Mateo, California
February 24, 2026